COMPLIANCE MANUAL                                          Effective August 2008

                                  STRALEM FUND

                                 CODE OF ETHICS
                                 --------------

      WHEREAS, STRALEM FUND (the "Trust") is a registered investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

      WHEREAS, this Code of Ethics applies to all the series of the Trust as set forth in Schedule A hereto; and

      WHEREAS, Rule 17j-1 under the ICA requires the Trust, the investment adviser and principal underwriter of the Trust, to adopt a Code of Ethics.

      NOW, THEREFORE, the Trust hereby adopts the following amended Code of Ethics as of the 11th day of October, 2005.

                                   DEFINITIONS
                                   -----------

      For purposes of this Code of Ethics the following terms shall have the meanings set forth below:

            (a) "Access Person" means any director(1), officer, general partner or advisory person of the Trust or its investment adviser. However, no Access Persons of any investment adviser of or principal underwriter for, the Trust who reports his or her securities transactions to such investment adviser or principal underwriter in accordance with Rule 17j-1 of the ICA, shall be deemed an Access Person of the Trust.

            The Chief Compliance Officer of the Trust will maintain a list of all Access Persons, and will notify each Access Person that such person is an Access Person. Once a person has been so identified he or she shall continue to be an Access Person until otherwise notified by the Chief Compliance Officer provided, however, if such person is an Access Person solely because he or she is a director of the Trust, such person shall cease to be an Access Person: (1) if such person is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the ICA (except, as provided by Section V(a), a director who in the ordinary course of fulfilling his official duties as director, should have known that during the 15 day period immediately preceding or after the date of the transaction in a security by the director, such security is or was purchased or sold, or


-----------------------

(1) This Code of Ethics in places refers to directors. The definition of "director" in Section 2(a)(12) of the 1940 Act includes any director of a corporation or any person performing similar functions, including "any natural person who is a member of a board of trustees of a management company created as a common-law trust." For convenience, in this memorandum the term "director" also refers to "trustee," and the term "board of directors" also refers to "board of trustees."


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      considered  for  purchase or sale by the  Trust);  or (2) at the time such person ceases to be a director.


            (b)   "ADVISORY PERSON" means

                  (i) any director,  officer, general partner or employee of the
            Trust, its investment adviser (or of any entity in a control relationship with the Trust, its investment adviser or administrator, as defined in (d) hereof) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information (other than publicly available information) regarding the purchase or sale of a Covered Security by the Trust or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (ii) any natural person directly or indirectly owning, controlling, or holding with power to vote, 25% or more of the outstanding voting securities of any of the Trust or its investment adviser who obtains information (other than publicly available information) concerning recommendations made by the Trust or its investment adviser with regard to the purchase or sale of a Covered Security.

            (c)   "AFFILIATED PERSONS" or "AFFILIATES" means

                  (i) any employee or Access  Person of the Trust and any member of the immediate family (defined as spouse, child, mother, father, brother, sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

                  (ii) any  account for which any of the  persons  described  in
            (c)(i) hereof is a custodian, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice; and

                  (iii) any partnership,  corporation,  joint venture,  trust or other entity in which any employee of the Trust or Access Person of the Trust directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

            (d) "BENEFICIAL OWNERSHIP OF A SECURITY" by any person includes securities held by: (a) a spouse, minor children or relatives who share the same home with such person; (b) an estate for such person's benefit;
      (c) a trust, of which (i) such person is a trustee or such person or members of such person's immediate family have a vested interest in the income or corpus of the trust, or (ii) such person owns a vested beneficial interest, or (iii) such person is the settlor and such person has the power to revoke the trust without the consent of all the beneficiaries; (d) a partnership in which such person is a partner; (e) a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, director or 10% stockholder; (f) any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, such


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      person obtains  therefrom  benefits  substantially  equivalent to those of ownership; or (g) such person's spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or revest title in himself at once or at some future time. A beneficial owner of a security also includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or to direct the voting of such security, and investment power includes the power to dispose, or to direct the disposition of such security. A person is the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time within sixty (60) days.

            (e) "CONTROL" means the power to exercise a controlling influence over the management or policies of a corporation. Any person who owns beneficially, either directly or through one or more controlled corporations, more than 25% of the voting securities of a corporation shall be presumed to control such corporation.

            (f) "COVERED SECURITY"

      means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment or futures contract, limited partnerships meeting the definition of a "security" (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes); voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); closed-end investment companies; Exchange Traded Funds; foreign unit trusts and foreign mutual funds or any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

            "Covered Security" shall not mean securities issued or guaranteed by the Government of the United States, its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, shares of money market funds (domiciled inside or outside the United States) or shares of registered open-end investment companies other than those funds for which the Adviser serves as investment adviser; or funds whose investment adviser or principal underwriter is controlled by the Adviser, or is under common control with the Adviser.

            (g) "COVERED SECURITY HELD OR TO BE ACQUIRED" by the Trust means any security which, within the most recent fifteen (15) days, (i) is or has been held by the Trust, or (ii)


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      is being or has been considered by the Trust or its investment adviser for purchase by the Trust.(h) "DISCRETIONARY ACCOUNT" means a brokerage account in which the Access Person has delegated authority to a financial adviser or broker to buy and sell securities for the account without the prior approval of the Access Person.

            (i) "EQUITY SECURITY" means any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any put, call, straddle, or other option or privilege of buying such a security from or selling such a security to another without being bound to do so. For purposes of this definition, the term "Equity security" includes items such as: (1) options on Equity securities and on indexes; (2)limited partnerships meeting the definition of a "security"; and (3) private investment funds, hedge funds, and investment clubs.

            (i) "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a et seq.], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

            (k) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the
      Securities Act of 1933.

            (l) "PURCHASE OR SALE OF A COVERED SECURITY" includes the writing of an option to purchase or sell a security.

I.    COMPLIANCE WITH GOVERNING LAWS,
      REGULATIONS AND PROCEDURES
      --------------------------

      All employees shall have and maintain knowledge of and shall comply strictly with all applicable Federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

      Each employee will be given a copy of the Code of Ethics at the time of his or her employment and must submit a statement at least annually that he or she has reviewed the Code of Ethics.

      All employees shall comply strictly with procedures established by the Trust to ensure compliance with applicable Federal and state laws and regulations of governmental agencies and self-regulatory organizations. The employees shall not knowingly participate in, assist, or condone any acts in violation of any statute or regulation governing securities matters,


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nor any act which would  violate any  provision  of this Code of Ethics,  or any rules adopted thereunder.

      Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his or her control, with a view to preventing any violation by such persons of applicable statutes or regulations, the Trust procedures or the provisions of the Code of Ethics.

      Any employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of the Code of Ethics have occurred shall report such evidence to the Board of Trustees of the Trust.

II.   CONFIDENTIALITY OF TRANSACTIONS
      -------------------------------

      Information relating to the Trust's portfolio and research and studies activities is confidential until publicly available. Whenever statistical information or research is supplied to or requested by the Trust such information must not be disclosed to any persons other than persons designated by the President or the Board of Trustees of the Trust. If the Trust is considering a particular purchase or sale of a security, this must not be disclosed except to such duly authorized persons.

      Any employee authorized to place orders for the purchase or sale of securities on behalf of the Trust shall take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of securities for the account of the Trust will be so executed as to ensure that the nature of the transactions shall be kept confidential until the information is reported to the Securities and Exchange Commission and/or the Trust shareholders in the normal course of business.

      If any employee of the Trust or Access Person should obtain information concerning the Trust's portfolio (including, the consideration by the Trust of acquiring, or recommending any security for the Trust's portfolio), whether in the course of such person's duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person's services to the Trust to do so or such person is specifically authorized to do so by the President of the Trust.

III.  ETHICAL STANDARDS
      -----------------

      Every employee, in making any investment recommendation or taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendations or action.

      No employee shall undertake independent practice for compensation in competition with the Trust.

      The employees of the Trust and Access Persons and their respective affiliates, shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential


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conflict of interest,  or the  appearance  of a conflict of  interest,  with the
Trust or which may be otherwise detrimental to the interests of the Trust.

      An employee having discretion as to the selection of broker-dealers to execute securities transactions for the Trust shall select broker-dealers solely on the basis of the services provided directly or indirectly by such broker-dealers to the Trust. An employee shall not, directly or indirectly, receive a fee or commission from any source in connection with the sale or purchase of any security for the Trust.

      Every employee or Access Person of the Trust who owns beneficially, directly or indirectly, 1/2% or more of the stock of any corporation is required to report such holdings to the President of the Trust.

      In addition, the Trust shall take all actions reasonably calculated to ensure that they engage broker-dealers to transact business with the Trust whose partners, officers and employees, and their respective affiliates, will conduct themselves in a manner consistent with the provisions of this Section III.

      Conflicts of interest generally result from a situation in which an individual has personal interests in a matter that is or may be competitive with his responsibilities to another person or entity (such as the Trust) or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between the Trust on the one hand, and its employees and Access Persons and their respective affiliates, on the other hand, such conflicts may result from the purchase or sale of securities for the account of the Trust and for the account of any affiliated person or from the purchase or sale for the account of the Trust of securities in which an Access Person or employee of the Trust, or his or her affiliates, has an interest. In these cases, all potential or actual conflicts must be disclosed and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner not disadvantageous to the client.

IV.   ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS
      ---------------------------------------------

      (a) No Access Person shall recommend to, or cause or attempt to cause, the Trust to acquire, dispose of, or hold any security (including, any option, warrant or other right or interest relating to such security) which such Access Person or an affiliate of such Access Person has direct or indirect beneficial ownership unless the Access Person shall first disclose in writing to the President of the Trust all facts reasonably necessary to identify the nature of the ownership of such Access Person or his or her affiliate in such security.

      (b) No Access Person or affiliate of an Access Person shall engage in a purchase or sale of an Equity security held or to be acquired by the Trust
(other than on behalf of the Trust) without first obtaining the written authorization of the President of the Trust or his designee. Such transactions shall not be authorized by the President of the Trust or his designee, unless he shall determine, in his discretion, that such transactions are not disadvantageous to the Trust. The President of the Trust shall not engage in any transactions without first obtaining the written authorization of the Treasurer of the Trust or his designee.


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      Notwithstanding  the above  paragraph,  it shall not be a violation of the
Stralem & Company Incorporated's ("Stralem") Code of Ethics for an access person to purchase or sell through a Discretionary Account any security held or to be acquired by the Trust (other than on behalf of the Trust), so long as the Access Person has no prior knowledge of the Discretionary Account transaction.

      (c) If, in compliance with the limitations and procedures set forth in this Section IV, any Access Person or an affiliate of such person shall engage in a purchase or sale of a security held or to be acquired by the Trust, first preference and priority must be given to any transactions which involve the Trust, and the Trust must have the benefit of the best price obtainable on acquisition and the best price obtainable on disposition of such securities.

      (d) No Access Person shall acquire an unregistered security issued in a private placement or an initial public offering without the prior written approval of the President of the Trust or his designee. Under normal circumstances, such approval will not be withheld if the Access Person demonstrates in writing that: (1) the investment is not suitable for the Trust;
(2) the investment opportunity was unique to the individual circumstances of the Access Person; (3) the investment did not involve employment with Stralem as a consideration by the offeree; and (4) no overreaching would or could occur. An Access Person who has been authorized to acquire securities in a private placement must disclose such investment to the President of the Trust when such Access Person plays a part in any subsequent consideration of any investment in the issuer by the Trust. The decision to purchase securities of the issuer for the Trust shall be subject to an independent review by the President of the Trust.

      (e) If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that such person or an affiliate of such person is unable to comply with certain provisions of the Code, such Access Person shall so advise the President of the Trust in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such Access Person believes such person is unable to comply with any such provisions. The President of the Trust or his designee may, in his discretion, exempt such Access Person or an affiliate of such person from any such provisions, if the President of the Trust shall determine that the services of such Access Person are valuable to the Trust and the failure to grant such exemption is likely to cause such Access Person to be unable to render services to the Trust. Any Access Person granted an exemption (including, an exception for an affiliate of such person), pursuant to this Section IV(i) shall, within three business days after engaging in a purchase or sale of a security held or to be acquired by a client, furnish the President of the Trust with a written report concerning such transaction, setting forth the information specified in Section V(b) hereof.

V.    REPORTING PROCEDURES
      --------------------

      (a) Except as provided by Section V(c) hereof, every Access Person shall report to the President of the Trust the information described in Section V(b) hereof with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (whether or not such security is a security held or to be acquired by a client); PROVIDED, HOWEVER, that any such report may contain a statement that the report shall not be construed as an admission by the person making


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such  report  that he has any direct or  indirect  beneficial  ownership  in the security to which the report relates; and, PROVIDED, HOWEVER, that no report is required if such person is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the ICA, and would be required to make such report solely by reason of being a director and except where such director knew or, in the ordinary course of fulfilling his official duties as a director of the Trust should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such security is or was purchased or sold, or considered for purchase or sale by the Trust.

      (b) INITIAL CERTIFICATION. Each Access Person shall submit an initial report in the form attached hereto to the President of the Trust no later than ten days after becoming an Access Person.

      (c) QUARTERLY TRANSACTION REPORTS. Each Access Person shall submit to the President of the Trust a Securities Transaction Report in the form attached hereto, no later than thirty days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

      (i) The date of transaction, the title and the number of shares, and the principal amount of each security involved;

      (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

      (iii) The price at which the transaction was effected; and

      (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

      (d)  ANNUAL  HOLDINGS  REPORT.  Each  Access  Person  shall  submit to the
President of the Trust annually (as of December 31) an Annual Asset Certification in the form attached hereto listing all holdings of covered securities in which he or she has a direct or indirect beneficial ownership interest. This information must be current as of a date no more than 45 days before the report is submitted. In the event that no securities are held as of December 31, the report should specify that securities were not held as of such date. This report should include book entry shares held at companies, broker/dealers, investment advisers or other institutions and physically issued certificates held in a safe deposit box, at one's home, or in the trust department of a bank or trust company.

      (e) Notwithstanding the provisions of Sections V(a) (b) (c) and (d) hereof, no person shall be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

      (f) An Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust or the Stralem with respect to that Access Person, if all of the information required to be contained in the Quarterly Transactions Report is contained in such


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broker trade confirmations or account statements that are received within thirty days after the end of the calendar quarter.

VI.   REVIEW PROCEDURES
      -----------------

      A. The reports submitted by Access Persons pursuant to Section IV. hereof shall be reviewed at least quarterly by the President of the Trust, or such other persons or committees as shall be designated by the President of the Trust, in order to monitor compliance with this Code of Ethics. The President shall report all failures to comply with this Code of Ethics to the Chief Compliance Officer of the Trust who will inform the Board of Trustees of the Trust.

      B. If it is determined by the Chief Compliance Officer or the Board of Trustees of the Trust that a violation of this Code of Ethics has occurred and that the person violating this Code of Ethics has purchased or sold a Covered Security at a more advantageous price than that obtained by the Trust, such person shall be required to offer to sell to or purchase from the Trust, as the case may be, such security at the more advantageous price. If this cannot be consummated, then the President of the Trust or the Board of Trustees of the Trust shall take such other course of action as it may deem appropriate. With respect to any violation of this Code of Ethics, the President of the Trust or the Board of Trustees of the Trust may take any preventive, remedial or other action that it may deem appropriate. In determining whether or not there has been, or may be, a conflict of interest between the Trust and any person subject to this Code of Ethics, the President or the Board of Trustees of the Trust shall consider all of the relevant facts and circumstances.

      C. At least annually, the Chief Compliance Officer shall furnish to the Board of Trustees a written report that:

            Describes any issues arising under this Code of Ethics or procedures adopted hereunder, including but not limited to, any information about material violations of this Code of Ethics, procedures adopted hereunder, and sanctions imposed in response to such material violations; and

            Certifies that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

      D. The records created and maintained under this Code of Ethics shall be maintained as follows:

            A  copy of  each  Code of Ethics  for the  Trust,  in effect  at any time in the last five years, must be maintained in an easily accessible place.

            A  copy of  any records of violations of the  Code of Ethics  or any action taken as a result of a violation must be maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs.


Section 13                          Code of Ethics                       9 of 13

COMPLIANCE MANUAL                                          Effective August 2008

            All Initial Holdings  Reports,  Quarterly  Transactions  Reports and
                  Annual Holdings Reports from Access Persons, and all reports to the Trust shall be maintained for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.

            A  record  of  all persons  currently  or within the past five years who are or were required to make reports and persons designated to review the reports required under this Code of Ethics shall be maintained in an easily accessible place for at least five years.

All approvals of the purchase of securities in an Initial Public Offering or Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.


Section 13                          Code of Ethics                      10 of 13

COMPLIANCE MANUAL                                          Effective August 2008

                                   SCHEDULE A

      Series of Stralem Fund:

            1.    Stralem Equity Fund


Section 13                          Code of Ethics                      11 of 13

COMPLIANCE MANUAL                                          Effective August 2008

                    (PRIVILEGED AND CONFIDENTIAL INFORMATION)

                                  STRALEM FUND

                                 CODE OF ETHICS

             INITIAL/ ANNUAL ACKNOWLEDGMENT FORM FOR ACCESS PERSONS

      I have read Stralem Fund's Code of Ethics. I understand the requirements thereof and recognize that I am subject to the Code of Ethics, and except as otherwise disclosed to the Chief Compliance Officer, I certify that I have, to date, complied with, and will continue to comply with, such requirements. I understand that any violation of the Code of Ethics may lead to sanctions or other significant remedial action.

      In addition, I have reported or disclosed all personal securities transactions required to be reported or disclosed pursuant to the requirements of the Code of Ethics. I have reported to the President of the Trust (or his designee) all additions and/or deletions of accounts for reportable securities for which I have direct or indirect beneficial ownership held at broker/dealers, companies or other institutions.

      I understand that that I am prohibited from acquiring any securities in a private placement or IPO without prior written approval and that all Equity Securities and shares of registered open-end investment companies advised by Stralem require written pre-clearance by the President of the Trust (or his designee).

         Print Name
                    ----------------------------------

         Signature
                    ----------------------------------

         Date
                    ----------------------------------


Listed below are the directorships/trusteeships that I currently hold:

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Section 13                          Code of Ethics                      12 of 13

COMPLIANCE MANUAL                                          Effective August 2008

                                  STRALEM FUND

                                 CODE OF ETHICS

   INITIAL/ ANNUAL ACKNOWLEDGMENT FORM FOR PERSONS WHO ARE NOT ACCESS PERSONS

      I have read Stralem Fund's Code of Ethics and I understand the requirements thereof. I acknowledge that the Chief Compliance Officer has determined that I am not an Access Person as defined in the Code of Ethics, and therefore I am not subject to the reporting requirements contained therein until otherwise notified by the Chief Compliance Officer.

         Print Name
                    ----------------------------------

         Signature
                    ----------------------------------

         Date
                    ----------------------------------


Section 13                          Code of Ethics                      13 of 13